UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2018

OPIANT PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38193	46-4744124
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

201 Santa Monica Boulevard, Suite 500 Santa Monica, CA	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 598-5410
Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
⁬☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁬☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁬☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁬☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01     Other Events.
ANDA Filing
On February 27, 2018, Opiant Pharmaceuticals, Inc. (the “Company”) and Adapt Pharma Operations Limited (“Adapt”) received notice from Teva Pharmaceuticals USA, Inc. (“Teva”), pursuant to 21 U.S.C. § 355(j)(2)(B)(ii) (the “Notice Letter”), that Teva had filed an Abbreviated New Drug Application (“ANDA”) with the United States Food and Drug Administration (“FDA”) seeking regulatory approval to market a generic version of NARCAN® (Naloxone Hydrochloride) 2 mg/spray Nasal Spray before the expiration of U.S. Patent No. 9,480,644 (the “‘644 patent”) and U.S. Patent No. 9,707,226 (the “‘226 patent”). The ‘644 and ‘226 patents are listed with respect to Adapt’s New Drug Application No. 208411 for NARCAN® (Naloxone Hydrochloride) 2 mg/spray Nasal Spray in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations publication (commonly known as the “Orange Book”) and each patent expires on March 16, 2035. The Company is the record owner of the ‘644 patent and the Company and Adapt are joint record owners of the ‘226 patent. Teva’s Notice Letter asserts that the commercial manufacture, use or sale of its generic drug product described in its ANDA will not infringe the ‘644 patent or the ‘226 patent, or that the ‘644 patent and ‘226 patent are invalid or unenforceable. The Company and Adapt are evaluating TEVA’s Notice Letter.
The Company has full confidence in its intellectual property portfolio related to NARCAN® and expects that the ‘644 patent and the ‘226 patent will be vigorously defended from any infringement. The Company may receive additional notice letters from other companies seeking to market generic versions of NARCAN® in the future and, after evaluation, the Company may commence patent infringement lawsuits against such companies.

Trademark Notice of Allowance

On February 27, 2018, the Company was issued a Notice of Allowance ("NOA") for the “OPIANT” trademark (Serial No. 87315716) for pharmaceutical services. The issue date of the NOA establishes the due date for the filing of a Statement of Use ("SOU") or a request for extension of time to file a SOU. Every six months for the next five years, the Company will assess whether it has proof that it is actually using the mark in commerce, or whether it needs to file a request for extension of time to file the SOU.

Adapt Notice

On February 28, 2018, the Company was notified that Adapt has entered into a license agreement with a Third Party (as defined in the License Agreement) with regard to one or more patents. Adapt also informed the Company that they believe this transaction will deliver long term value for the NARCAN brand and therefore to the Company as well. Adapt has invoked its right under Section 5.5 of that certain License Agreement, dated as of December 15, 2014 (the “Initial License Agreement”), by and between the Company and Adapt, as amended (the “License Agreement”), to offset 50%, or $6,250,000, of the payment paid to such Third Party from the amounts payable by Adapt to the Company under the License Agreement. To the extent that the license agreement which Adapt has entered into with the Third Party requires additional payments which fall under the scope of Section 5.5 of the License Agreement, Adapt may seek from the Company future payment offsets of up to 50% of such amounts that Adapt pays to such Third Party. In accordance with the Adapt Agreement, Adapt may enter into such a licensing arrangement and exercise its right to deduct any payments with respect thereto at any time without the consent of the Company. The Company is not currently aware of any potential future offset payments. Under the License Agreement, royalty or milestone payments for a calendar quarter are payable from Adapt to the Company, and Adapt may not deduct more than 50% of the amount payable for that calendar quarter. The Company has not been given access to the license agreement between Adapt and the Third Party and Adapt may not give the Company notice of any future offset payments until they are incurred.

Portions of the Initial License Agreement, initially filed as Exhibit 10.1 to the Company’s Quarterly Reports on Form 10-Q for the periods ended January 31, 2015 and April 30, 2015, and the Company’s Amendment on Form 10-Q/A for the period ended January 31, 2015 (collectively, the “2015 Form 10-Qs”) filed on March 17, 2015, June 12, 2015 and November 19, 2015, respectively, were redacted and the U.S. Securities and Exchange Commission granted confidential treatment on such redacted information on November 30, 2015. On April 17, 2017, the Company filed a Current Report on Form 8-K to refile the License Agreement to exclude certain information that was previously redacted, thereby making such information publicly available (the “2017 Form 8-K”). This Current Report on Form 8-K (this “Form 8-K”) is being filed, in part, to refile the Initial Agreement to exclude the previously redacted 50% term contained in the second sentence of Section 5.5. Exhibit 10.1 to this Form 8-K supersedes Exhibit 10.1 filed with the 2015 Form 10-Qs and Exhibit 10.1 filed with the 2017 Form 8-K. Exhibit 10.1 filed with this Form 8-K otherwise remains unchanged from Exhibit 10.1 filed with the 2015 Form 10-Qs and the 2017 Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description

License Agreement between the Company and Adapt Pharma Operations Limited, dated as of December 15, 2014.

+ Confidential Treatment Granted. Confidential Materials omitted and filed separately with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opiant Pharmaceuticals, Inc.

Date: March 5, 2018	By:	/s/ David D. O’Toole
Name: David D. O’Toole
Title: Chief Financial Officer